                                                                    Exhibit 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Henry Schein, Inc. of our report dated February 12, 1997, except for Notes 8 and 12 which are dated March 7, 1997, relating to the consolidated financial statements and schedule of Micro Bio-Medics, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended November 30, 1996.

                                       /s/ MILLER, ELLIN & COMPANY, LLP

                                       MILLER, ELLIN & COMPANY, LLP

New York, New York

May 24, 1999